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                                                                 EXHIBIT 10.22
(MULTICURRENCY-CROSS BORDER)

                                      ISDA
                 INTERNATIONAL SWAP DEALERS ASSOCIATIONS, INC.
                                MASTER AGREEMENT

                          dated as of February 4, 1993

Morgan Guaranty Trust Company      Service Corporation International
of New York ("Morgan")       and  (the "Counterparty")

have entered and/or anticipate entering into one or more transactions (each a "Transaction") that are or will be governed by this Master Agreement, which includes the schedule (the "Schedule"), and the documents and other confirming evidence (each a "Confirmation") exchanged between the parties confirming those Transactions.

Accordingly, the parties agree as follows:

1.       INTERPRETATION

(a) Definitions. The terms defined in Section 14 and in the Schedule will have the meanings therein specified for the purpose of this Master Agreement.

(b) Inconsistency. In the event of any inconsistency between the provisions of the Schedule and the other provisions of this Master Agreement, the Schedule will prevail. In the event of any inconsistency between the provisions of any Confirmation and this Master Agreement (including the Schedule), such Confirmation will prevail for the purpose of the relevant Transaction.

(c) Single Agreement. All Transactions are entered in reliance on the fact that this Master Agreement and all Confirmations form a single agreement between the parties (collectively referred to as this "Agreement"), and the parties would not otherwise enter into any Transactions.

2.       OBLIGATIONS

(a)      General Conditions.

         (i) Each party will make each payment or deliver specified in each Confirmation to be made by it, subject to the other provisions of this Agreement.

         (ii) Payments under this Agreement will be made on the due date for value on that date in the place of the account specified in the relevant Confirmation or otherwise pursuant to this Agreement in freely transferable funds and in the manner customary for payments in the required currency. Where settlement is by delivery (that is, other than by payment), such delivery will be made for receipt on the due date in the manner customary for the relevant obligation unless otherwise specified in the relevant Confirmation or elsewhere in this Agreement.

         (iii) Each obligation of each party under Section 2(a)(i) is subject to (1) the condition precedent that no Event of Default or Potential Event of Default with respect to the other party has occurred and is continuing, (2) the condition precedent that no Early Termination Date in respect of the relevant Transaction has occurred or been effectively designated and (3) each other applicable condition precedent specified in this Agreement.

        Copyright 1992 by International Swap Dealers Association, Inc.
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(b)      Change of Account.  Either party may change its account for receiving a payment or delivery by giving notice to the other party at least five Local Business Days prior to the scheduled date for the payment or delivery to which such change applies unless such other party gives timely notice of a reasonable objection to such change.

(c)      Netting.  If on any date amounts would otherwise be payable:

         (i)        in the same currency: and

         (ii)       in respect of the same Transaction.

by each party to the other, then, on such date, each party's obligation to make payment of any such amount will be automatically satisfied and discharged and, if the aggregate amount that would otherwise have been payable by one party exceeds the aggregate amount that would otherwise have been payable by the other party, replaced by an obligation upon the party by whom the larger aggregate amount would have been payable to pay to the other party the excess of the larger aggregate amount over the smaller aggregate amount.

The parties may elect in respect of two or more Transactions that a net amount will be determined in respect of all amounts payable on the same date in the same currency in respect of such Transactions, regardless of whether such amounts are payable in respect of the same Transaction. The election may be made in the Schedule or a Confirmation by specifying that subparagraph (ii) above will not apply to the Transactions identified as being subject to the election, together with the starting date (in which case subparagraph (ii) above will not, or will cease to, apply to such Transactions from such date). This election may be made separately for different groups of Transactions and will apply separately to each pairing of Offices through which the parties make and receive payments or deliveries.

(d)      Deduction or Withholding for Tax.

         (i) Gross-Up. All payments under this Agreement will be made without any deduction or withholding for or on account of any Tax unless such deduction or withholding is required by any applicable law, as modified by the practice of any relevant governmental revenue authority, then in effect. If a party is so required to deduct or withhold, then that party ("X") will:

                    (1) promptly notify the other party ("Y") of such requirement;

                    (2) pay to the relevant authorities the full amount required to be deducted or withheld (including the full amount required to be deducted or withheld from any additional amount paid by X to Y under this Section 2(d)) promptly upon the earlier of determining that such deduction or withholding is required or receiving notice that such amount has been assessed against Y;

                    (3) promptly forward to an official receipt (or a certified copy), or other documentation reasonably acceptable to Y, evidencing such payment to such authorities: and

                    (4) if such Tax is an Indemnifiable Tax, pay to Y, in addition to the payment to which Y is otherwise entitled under this Agreement, such additional amount as is necessary to ensure that the net amount actually received by Y (free and clear of Indemnifiable Taxes, whether assessed against X or Y) will equal the full amount Y would have received had no such deduction or withholding been required. However, X will not be required to pay any additional amount to Y to the extent that it would not be required to be paid but for:

                                (A) the failure by Y to comply with or perform any agreement contained in Section 4(a)(i), 4(a)(iii) or 4(d); or

                                (B)         the failure of a representation
                                made by Y pursuant to Section 3(f) to be accurate and true unless such failure would not have occurred but for (1) any action taken by a taxing authority, or brought in a court of competent jurisdiction, on or after the date on which a Transaction is entered into (regardless of whether such action is taken or brought with respect to a party to this Agreement) or (II) a Change in Tax Law.





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         (ii)       Liability, if:

                    (1) X is required by any applicable law, as modified by the practice of any relevant governmental revenue authority, to make any deduction or withholding in respect of which X would not be required to pay an additional amount to Y under Section 2(d)(i)(4);

                    (2)         X does not so deduct or withhold; and

                    (3) a liability resulting from such Tax is assessed directly against X,

         then, except to the extent Y has satisfied or then satisfies the liability resulting from such Tax, Y will promptly pay to X the amount of such liability (including any related liability for interest, but including any related liability for penalties only if Y has failed to comply with or perform any agreement contained in Section 4(a)(i), 4(a)(iii) or 4(d)).

(e) Default Interest; Other Amounts. Prior to the occurrence or effective designation of an Early Termination Date in respect to the relevant Transaction, a party that defaults in the performance of any payment obligation will, to the extent permitted by law and subject to Section 6(c), be required to pay interest (before as well as after judgment) on the overdue amount to the other party on demand in the same currency as such overdue amount, for the period from (and including) the original due date for payment to (but excluding) the date of actual payment, at the Default Rate. Such interest will be calculated on the basis of daily compounding and the actual number of days elapsed. If, prior to the occurrence or effective designation of an Early Termination Date in respect of the relevant Transaction, a party defaults in the performance of any obligation required to be settled by delivery, it will compensate the other party on demand if and to the extent provided for in the relevant Confirmation or elsewhere in this Agreement.

3.       REPRESENTATIONS

Each party represents to the other party (which representations will be deemed to be repeated by each party on each date on which a Transaction is entered into and, in the case of the representations in Section 3(f), at all times until the termination of this Agreement) that:

(a)      Basic Representations.

         (i) Status. It is duly organized and validly existing under the laws of the jurisdiction of its organisation or incorporation and, if relevant under such laws, in good standing;

         (ii) Powers. It has the power to execute this Agreement and any other documentation relating to this Agreement to which it is a party, to deliver this Agreement and any other documentation relating to this Agreement that it is required by this Agreement to deliver and to perform its obligations under this Agreement and any obligations it has under any Credit Support Document to which it is a party and has taken all necessary action to authorise such execution, delivery and performance;

         (iii) No Violation or Conflict. Such execution, delivery and performance do not violate or conflict with any law applicable to it, any provision of its constitutional documents, any order or judgment of any court or other agency of government applicable to it or any of its assets or any contractual restriction binding on or affecting it or any of its assets;

         (iv) Consents. All governmental and other consents that are required to have been obtained by it with respect to this Agreement or any Credit Support Document to which it is a party have been obtained and are in full force and effect and all conditions of any such consents have been complied with; and

         (v) Obligations Binding. Its obligations under this Agreement and any Credit Support Document to which it is a party constitute its legal, valid and binding obligations, enforceable in accordance with their respective terms (subject to applicable bankruptcy, reorganisation, insolvency, moratorium or similar laws affecting creditors' rights generally and subject, as to enforceability, to equitable principles of general application (regardless of whether enforcement is sought in a proceeding in equity or at law.))





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(b)      Absence of Certain Events.  No Event of Default or Potential Event of
Default or, to its knowledge, Termination Event with respect to it has occurred and is continuing and no such event or circumstance would occur as a result of its entering into or performing its obligations under this Agreement or any Credit Support Document to which it is a party.

(c) Absence of Litigation. There is not pending or, to its knowledge, threatened against it or any of its Affiliates any action, suit or proceeding at law or in equity or before any court, tribunal, governmental body, agency or official or any arbitrator that is likely to affect the legality, validity or enforceability against it of this Agreement or any Credit Support Document to which it is a party or its ability to perform its obligations under this Agreement or such Credit Support Document.

(d) Accuracy of Specified Information. All applicable information that is furnished in writing by or on behalf of it to the other party and is identified for the purpose of this Section 3(d) in the Schedule is, as of the date of the information, true, accurate and complete in every material respect.

(e) Payer Tax Representation. Each representation specified in the Schedule as being made by it for the purpose of this Section 3(e) is accurate and true.

(f) Payee Tax Representations. Each representation specified in the Schedule as being made by it for the purpose of this Section 3(f) is accurate and true.

4.       AGREEMENTS

Each party agrees with the other that, so long as either party has or may have any obligation under this Agreement or under any Credit Support Document to which it is a party:

(a) Furnish Specified Information. It will deliver to the other party or, in certain cases under subparagraph (iii) below, to such government or taxing authority as the other party reasonably directs:

         (i) any forms, documents or certificates relating to taxation specified in the Schedule or any Confirmation;

         (ii) any other documents specified in the Schedule or any Confirmation; and

         (iii) upon reasonable demand by such other party, any form or document that may be required or reasonably requested in writing in order to allow such other party or its Credit Support Provider to make a payment under this Agreement or any applicable Credit Support Document without any deduction or withholding for or on account of any Tax or with such deduction or withholding at a reduced rate (so long as the completion, execution, or submission of such form or document would not materially prejudice the legal or commercial position of the party in receipt of such demand), with any such form or document to be accurate and completed in a manner reasonably satisfactory to such other party and to be executed and to be delivered with any reasonably required certification, in each case by the date specified in the Schedule or such Confirmation or, if none is specified, as soon as reasonably practicable.

(b) Maintain Authorisations. It will use all reasonable efforts to maintain in full force and effect all consents of any governmental or other authority that are required to be obtained by it with respect to this Agreement or any Credit Support Document to which it is a party and will use all reasonable efforts to obtain any that may become necessary in the future.

(c) Comply with Laws. It will comply in all material respects with all applicable laws and orders to which it may be subject if failure so to comply would materially impair its ability to perform its obligations under this Agreement or any Credit Support Document to which it is a party.

(d) Tax Agreement. It will give notice of any failure of a representation made by it under Section 3(f) to be accurate and true promptly upon learning of such failure.

(e) Payment of Stamp Tax. Subject to Section II, it will pay any Stamp Tax levied or imposed upon it or in respect of its execution or performance of this Agreement by a jurisdiction in which it is incorporated,





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organised, managed and controlled, or considered to have its seat, or in which a branch or office through which it is acting for the purpose of this Agreement is located ("Stamp Tax Jurisdiction") and will indemnify the other party against any Stamp Tax levied or imposed upon the other party or in respect of the other party's execution or performance of this Agreement by any such Stamp Tax Jurisdiction which is not also a Stamp Tax Jurisdiction with respect to the other party.

5.       EVENTS OF DEFAULT AND TERMINATION EVENTS

(a) Events of Default. The occurrence at any time with respect to a party or, if applicable, any Credit Support Provider of such party or any Specified Entity of such party of any of the following events constitutes an event of default (an "Event of Default") with respect to such party:

         (i) Failure to Pay or Deliver. Failure by the party to make, when due, any payment under this Agreement or delivery under Section 2(a)(i) or 2(e) required to be made by it if such failure is not remedied on or before the third Local Business Day after notice of such failure is given to the party;

         (ii) Breach of Agreement. Failure by the party to comply with or perform any agreement or obligation (other than an obligation to make any payment under this Agreement or delivery under Section 2(a)(i) or 2(e) or to give notice of a Termination Event or any agreement or obligation under Section 4(a)(i), 4(a)(iii) or 4(d) to be complied with or performed by the party in accordance with this Agreement if such failure is not remedied on or before the thirtieth day after notice of such failure is failure is given to the party;

         (iii)      Credit Support Default.

                                (1) Failure by the party of any credit Support Provider of such party to comply with or perform any agreement of obligation to be complied with or performed by it in accordance with any Credit Support Document if such failure is continuing after any applicable grace period has elapsed;

                                (2)         the expiration or termination of
                                such Credit Support Document or the failing or ceasing of such Credit Support Document to be in full force and effect for the purpose of this Agreement (in either case other than in accordance with its terms) prior to the satisfaction of all obligations of such party under each Transaction to which such Credit Support Document relates without the written consent of the other party; or

                                (3)         the party or such Credit Support
                                Provider disaffirms, disclaims , repudiates or rejects, in whole or in part, or challenges the validity of such Credit Support Document;

                    (iv) Misrepresentation. A representation (other than a representation under Section 3(e) or (f)) made or repeated or deemed to have been made or repeated by the party or any Credit Support Provider of such party in this Agreement or any Credit Support Document proves to have been incorrect or misleading in any material respect when made or repeated or deemed to have been made or repeated;

                    (v) Default under Specified Transaction. The party, any Credit Support Provider of such party or any applicable Specified Entity of such party (1) defaults under a Specified Transaction and, after giving effect to any applicable notice requirement or grace period, there occurs a liquidation of, an acceleration of obligations under, or an early termination of, that Specified Transaction, (2) defaults, after giving effect to any applicable notice requirement or grace period, in making any payment or delivery due on the last payment, delivery or exchange date of, or any payment on early termination of, a Specified Transaction (or such default continues for at least three Local Business Days if there is no applicable notice requirement or grace period) or (3) disaffirms, disclaims, repudiates or rejects, in whole or in part, a Specified Transaction (or such action is taken by any person or entity appointed or empowered to operate it or act on its behalf);

                    (vi) Cross Default. If "Cross Default" is specified in the Schedule as applying to the party, the occurrence or existence of (1) a default, event of default or other similar condition or event (however





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                    described) in respect of such party, any Credit Support
                    Provider of such party or any applicable Specified Entity of such party under one or more agreements or instruments relating to Specified Indebtedness of any of them (individually or collectively) in an aggregate amount of not less than the applicable Threshold Amount (as specified in the Schedule) which has resulted in such Specified Indebtedness becoming, or becoming capable at such time of being declared, due and payable under such agreements or instruments, before it would otherwise have been due and payable or (2) a default by such party, such Credit Support Provider or such Specified Entity (individually or collectively) in making one or more payments on the due date thereof in an aggregate amount of not less than the applicable Threshold Amount under such agreements or instruments (after giving effect to any applicable notice requirement or grace period);

                    (vii) Bankruptcy. The party, any Credit Support Provider of such party or any applicable Specified Entity of such party:

                                (1)  is dissolved (other than pursuant to a
                                consolidation, amalgamation or merger);
                                (2) becomes insolvent or is unable to pay its debts or fails or admits in writing its inability generally to pay its debts as they become due; (3) makes a general assignment, arrangement or composition with or for the benefit of its creditors; (4) institutes or has instituted against it a proceeding seeking a judgment of insolvency or bankruptcy or any other relief under any bankruptcy or insolvency law or other similar law affecting creditors' rights, or a petition is presented for its winding-up or liquidation and, in the case of any such proceeding or petition instituted or presented against it, such proceeding or petition (A) results in a judgment of insolvency or bankruptcy or the entry of an order for relief or the making of an order for its winding-up or liquidation or (B) is not dismissed, discharged, stayed or restrained in each case within 30 days of the institution or presentation thereof; (5) has a resolution passed for its winding-up, official management or liquidation (other than pursuant to a consolidation, amalgamation or merger); (6) seeks or becomes subject to the appointment of an administrator, provisional liquidator, conservator, receiver, trustee, custodian or other similar official for it or for all or substantially all its assets; (7) has a secured party take possession of all or substantially all its assets or has a distress, execution, attachment, sequestration or other legal process levied, enforced or sued on or against all or substantially all its assets and such secured party maintains possession, or any such process is not dismissed, discharged, stayed or restrained, in each case within 30 days thereafter; (8) causes or is subject to any event with respect to it which, under the applicable laws of any jurisdiction, has an analogous effect to any of the events specified in clauses (1) or (7) (inclusive); or (9) takes any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the foregoing acts; or

                    (viii) Merger Without Assumption. The party or any Credit Support Provider of such party consolidates or amalgamates with, or merges with or into, or transfers all or substantially all its assets to, another entity and, at the time of such consolidation, amalgamation, merger or transfer:

                                (1)         the resulting, surviving or
                                transferee entity fails to assume all the obligations of such party or such Credit Support Provider under this Agreement or any Credit Support Document to which it or its predecessor was a party by operation of law or pursuant to an agreement reasonably satisfactory to the other party to this Agreement; or

                                (2) the benefits of any Credit Support Document fail to extend (without the consent of the other party) to the performance by such resulting, surviving or transferee entity of its obligations under this Agreement.

(b) Termination Events. The occurrence at any time with respect to a party or, if applicable, any Credit Support Provider of such party or any Specified Entity of such party of any event specified below constitutes an Illegality if the event is specified in (i) below, a Tax Event if the event is specified in (ii) below or a Tax Event Upon Merger if the event is specified in
(iii) below, and, if specified to be applicable, a Credit Event.

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Upon Merger if the event is specified pursuant to (iv) below or an Additional
Termination Event if the event is specified pursuant to (v) below:

         (i) ILLEGALITY. Due to the adoption of, or any change in any applicable law after the date on which a Transaction is entered into, or due to the promulgation of, or any change in, the interpretation by any court, tribunal or regulatory authority with competent jurisdiction of any applicable law after such date, it becomes unlawful (other than as a result of a breach by the party of Section 4(b)) for such party (which will be the affected Party);

                    (1) to perform any absolute or contingent obligation to make a payment or delivery or to receive a payment or delivery in respect of such Transaction or to comply with any other material provision of this Agreement relating to such Transaction; or

                    (2) to preform or for any Credit Support Provider or such party to perform, any contingent or other obligation which the party ( or such Credit Support Provider) has under any Credit Support Document relating to such Transaction;

         (ii) TAX EVENT. Due to (x) any action taken by a taxing authority, or brought in a court of competent jurisdiction on or after the date on which a Transaction is entered into regardless of whether such action is taken or brought with respect to a party to this Agreement) or (y) a Change in Tax Law, the party (which will be the Affected Party will, or there is a substantial likelihood that it will, on the next succeeding Schedule Payment Date (1) be required to pay to the other party an additional amount in respect of an Indemnifiable Tax under Section 2(d)(i)(4)(except in respect of interest under Section 2(e), 6(d)(ii) or (2) receive a payment from which an amount is required to be deducted or withheld for or on account of Tax (except in respect of interest under Section 2(e),6(d)(ii) or 6(e)) and no additional amount is required to be paid in respect of such Tax under Section 2(d)(i)(4)(other than by reason of Section 2(d)(i)(4(A) or (B)):

         (iii) TAX EVENT UPON MERGER. The party (the "Burdened Party") on the next succeeding Scheduled Payment Date will either (1) be required to pay an additional amount in respect of an Indemnifiable Tax under
         Section 2(d)(i)(4)(except in respect of interest under Section 2(d),6(d)(ii) or 6(e)) or (2) receive a payment from which an amount has been deducted or withheld for or on account of any Indemnifiable Tax in respect of which the other party is not required to pay an additional amount (other than by reason of Section 2(d)(i)(4)(A) or (B)), in either case as a result of a party consolidating or amalgamating with, or merging with or into, or transferring all or substantially all its assets to, another entity (which will be the Affected Party) where such action does not constitute an event described in Section 5(a)(viii);

         (iv) CREDIT EVENT UPON MERGER. If "Credit Event Upon Merger" is specified in the Schedule as applying to the party, such party ("X"), any Credit Support Provider of X or any applicable Specified Entity of X consolidates or amalgamates with, or merges with or into, or transfers all or substantially all its assets to, another entity and such action does not constitute an event described in Section 5(a)(viii) but the creditworthiness of the resulting, surviving or transferee entity is materially weaker than that of X, such Credit Support Provider or such Specified Entity, as the case may be, immediately prior to such action (and, in such event, X or its successor or transferee, as appropriate, will be the Affected Party); or

         (v) ADDITIONAL TERMINATION EVENT. If any "Additional Termination Event" is specified in the Schedule or any Confirmation as applying, the occurrence of such event (and, in such event, the Affected Party or Affected Parties shall be as specified for such Additional Termination Event in the Schedule or such Confirmation).

(c) EVENT OF DEFAULT AND ILLEGALITY. If an event or circumstance which would otherwise constitute or give rise to an Event of Default also constitutes any Illegality, it will be treated as an Illegality and will not constitute any Event of Default.





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6.       EARLY TERMINATION

(a) RIGHT TO TERMINATE FOLLOWING EVENT OF DEFAULT. If at any time an Event of Default with respect to a party (the "Defaulting Party") has occurred and is then continuing, the other party (the "Non-defaulting Party") may, by not more than 20 days notice to the Defaulting Party specifying the relevant Event of Default, designate a day not earlier than the day such notice is effective as an Early Termination Date in respect of all outstanding Transactions. If, however, "Automatic Early Termination" is specified in the Schedule as applying to a party, then an Early Termination Date in respect of all outstanding Transactions will occur immediately upon the occurrence with respect to such party of an Event of Default specified in Section 5(a)(vii)(1),
(3), (5), (6) or, to the extent analogous thereto, (8), and as of the time immediately preceding the institution of the relevant proceeding or the presentation of the relevant petition upon the occurrence with respect to such party of an Event of Default specified in Section 5(a)(vii)(4) or, to the extent analogous thereto, (8).

(b)      RIGHT TO TERMINATE FOLLOWING TERMINATION EVENT.

         (i) NOTICE. If a Termination Event occurs, an Affected Party will, promptly upon becoming aware of it, notify the other party, specifying the nature of that Termination Event and each Affected Transaction and will also give such other information about that Termination Event as the other party may reasonably require.

         (ii) TRANSFER TO AVOID TERMINATION EVENT. If either an illegality under Section 5(b)(i)(1) or a Tax Event occurs and there is only one Affected Party, or if a Tax Event Upon Merger occurs and the Burdened Party is the Affected Party, the Affected Party will, as a condition to its right to designate an Early Termination Date under
         Section 6(b)(iv) all its rights and obligations under this Agreement in respect of the Affected Transactions to another of its Offices or Affiliates so that such Termination Event ceases to exist.

         If the Affected Party is not able to make such a transfer it will give notice to the other party to that effect within such 20 day period, whereupon the other party may effect such a transfer within 30 days after the notice is given under Section 6(b)(i).

         Any such transfer by a party under this Section 6(b)(ii) will be subject to and conditional upon the prior written consent of the other party, which consent will not be withheld if such other party's policies in effect at such time would permit it to enter into transactions with the transferee on the terms proposed.

         (iii) TWO AFFECTED PARTIES. If an illegality under Section 5(b)(i)(1) or a Tax Event occurs and there are two Affected Parties, each party will use all reasonable efforts to reach agreement within 30 days after notice thereof is given under Section 6(b)(i) on action to avoid that Termination Event.

         (iv)       RIGHT TO TERMINATE. IF:

                    (1) a transfer under Section 6(b)(ii) or an agreement under Section 6(b)(iii), as the case may be, has not been effected with respect to all Affected Transactions within 30 days after an Affected Party gives under Section 6(b)(i);

                    (2) an illegality under Section 5(b)(i)(2), a Credit Event Upon Merger or an Additional Termination Event occurs, or a Tax Event Upon Merger occurs and the Burdened Party is not the Affected Party.

         either party in the case of an illegality, the Burdened Party in the case of the Tax Event Upon Merger, any Affected Party in the case of a Tax Event or an Additional Termination Event if there is more than one Affected Party, or the party which is not the Affected Party in the case of a Credit Event Upon Merger or an Additional Termination Event if there is only one Affected Party may, by not more than 20 days notice to the other party and provided that the relevant Termination Event is then continuing, designate a day not earlier than the day such notice is effective as an Early Termination Date in respect of all Affected Transactions.

(c)      Effect of Designation

         (i) If notice designating an Early Termination Date is given under Section 6(a) or (b), the Early Termination Date will occur on the date so designated, whether or not the relevant Event of Default or Termination Event is then continuing.

         (ii) Upon the occurrence or effective designation of an Early Termination Date, no further payments or deliveries under Section 2(a)(i) or 2(e) in respect to the Terminated Transactions will be required to be made, but without prejudice to the other provisions of this Agreement. The amount, if any, payable in respect of an Early Termination Date shall be determined pursuant to Section 6(e).

(d)      Calculations.

         (i) Statement. On or as soon as reasonably practicable following the occurrence of an Early Termination Date, each party will make the calculations on its part, if any, contemplated by Section 6(e) and will provide to the other party a statement (1) showing, in reasonable detail, such calculations (including all relevant quotations and specifying any amount payable under Section 6(e)) and
         (2) giving details of the relevant account to which any amount payable to it is to be paid. In the absence of written confirmation from the source of a quotation obtained in determining a Market Quotation, the records of the party obtaining such quotation will be conclusive evidence of the existence and accuracy of such quotation.

         (ii) Payment Date. An amount calculated as being due in respect of any Early Termination Date under Section 6(e) will be payable on the day that notice of the amount payable is effective (in the case of an Early Termination Date which is designated or occurs as a result of an Event of Default and on the day which is two Local Business Days after the day on which notice of the amount payable is effective (in the case of an Early Termination Date which is designated as a result of a Termination Event). Such amount will be paid together with (to the extent permitted under applicable law) interest thereon (before as well as after judgment) in the Termination Currency, from (and including) the relevant Early Termination Date to (but excluding) the date such amount is paid, at the Applicable Rate. Such interest will be calculated on the basis of daily compounding and the actual number of days elapsed.

(e)      Payments on Early Termination.  If any Early Termination Date occurs,

         the following provisions shall apply based on the parties election in the Schedule of a payment measure, either "Market Quotation" or "Loss", and a payment method, either the "First Method" or the "Second Method". If the parties fail to designate a payment measure or payment method in the Schedule, it will be deemed that "Market Quotation" of the "Second Method", as the case may be, shall apply.
         The amount, if any, payable in respect of an Early Termination Date and determined pursuant to this Section will be subject to any Set-off.

         (i) Events of Default. If the Early Termination Date results from an Event of Default:

                    (1) First Method and Market Quotation. If the First Method and Market Quotation apply, the Defaulting Party will pay to the Non-defaulting Party the excess, if a positive number, of (A) the sum of the Settlement Amount (determined by the Non-defaulting Party) in respect of the Terminated Transactions and the Termination Currency Equivalent of the Unpaid Amounts owing to the Non-defaulting Party over (B) the Termination Currency Equivalent of the Unpaid Amounts owing to the Defaulting Party.

                    (2) First Method and Loss. If the First Method and Loss apply, the Defaulting Party will pay to the Non-defaulting Party, if a positive number, the Non-defaulting Party's Loss in respect of this Agreement.

                    (3) Second Method and Market Quotation. If the Second Method and Market Quotation apply, an amount will be payable equal to (A) the sum of the Settlement Amount (determined by the

                    Non-defaulting Party) in respect of the Terminated Transactions and the Termination Currency Equivalent of the Unpaid Amounts owing to the Non-defaulting Party less (B) the Termination Currency Equivalent of the Unpaid Amounts owing to the Defaulting Party. If that amount is a positive number, the Defaulting Party will pay it to the Non-defaulting Party: if it is a negative number, the Non-defaulting Party will pay the absolute value of that amount to the Defaulting Party.

                    (4) Second Method and Loss. If the Second Method and Loss apply, an amount will be payable equal to the Non-defaulting Party's Loss in respect of this Agreement. If that amount is a positive number, the Defaulting Party will pay it to the Non-defaulting Party; if it is a negative number, the Non-defaulting Party will pay the absolute value of that amount to the Defaulting Party.

         (ii) TERMINATION EVENTS. If the Early Termination Date results from a Termination Event:

                    (1) One Affected Party. If there is one Affected Party, the amount payable will be determined in accordance with
                    Section 6(e)(i)(3), if Market Quotation applies, or Section 6(e)(i)(4), if Loss applies, except that, in either case, references to the Defaulting Party and to the Non-defaulting Party will be deemed to be references to the Affected Party and the party which is not the Affected Party, respectively, and, if Loss applies and fewer than all the Transactions are being terminated, Loss shall be calculated in respect of all Terminated Transactions.

                    (2)         Two Affected Parties. If there are two Affected
                                Parties:--

                                (A) if Market Quotation applies, each party will determine a Settlement Amount in respect of the Terminated Transactions, and an amount will be payable equal to (I) the sum of (a) one-half of the difference between the Settlement Amount of the party with the higher Settlement Amount ("X") and the Settlement Amount of the party with the lower Settlement Amount ("Y") and (b) the Termination Currency Equivalent of the Unpaid Amounts owing to X less (II) the Termination Currency Equivalent of the Unpaid Amounts owing to Y; and

                                (B) if Loss applies, each party will determine its Loss in respect of this Agreement (or, if fewer than all the Transactions are being terminated, in respect of all Terminated Transactions) and an amount will be payable equal to one-half of the difference between the Loss of the party with the higher Loss ("X") and the Loss of the party with the lower Loss ("Y").

                    If the amount payable is a positive number, Y will pay it to X; if it is a negative number, X will pay the absolute value of that amount to Y.

         (iii) ADJUSTMENT FOR BANKRUPTCY. In circumstances where an Early Termination Date occurs because "Automatic Early Termination" applies in respect of a party, the amount determined under this Section 6(e) will be subject to such adjustments as are appropriate and permitted by law to reflect any payments or deliveries made by one party to the other under this Agreement (and retained by such other party) during the period from the relevant Early Termination Date to the date for payment determined under Section 6(d)(ii).

         (iv) PRE-ESTIMATE. The parties agree that if Market Quotation applies an amount recoverable under this Section 6(e) is a reasonable pre-estimate of loss and not a penalty. Such amount is payable for the loss of bargain and the loss of protection against future risks and except as otherwise provided in this Agreement neither party will be entitled to recover any additional damages as a consequence of such losses.

7.       TRANSFER

Subject to Section 6(b)(ii), neither this Agreement nor any interest or obligation in or under this Agreement may be transferred (whether by way of security or otherwise) by either party without the prior written consent of the other party, except that:

(a) a party may make such a transfer of this Agreement pursuant to a consolidation or amalgamation with, or merger with or into, or transfer of all or substantially all its assets to, another entity (but without prejudice to any other right or remedy under this Agreement); and

(b) a party may make such a transfer of all or any part of its interest in any amount payable to it from a Defaulting Party under Section 6(e).

Any purported transfer that is not in compliance with this Section will be void.

8.       CONTRACTUAL CURRENCY

(a) Payment in the Contractual Currency. Each payment under this Agreement will be made in the relevant currency specified in this Agreement for that payment (the "Contractual Currency"). To the extent permitted by applicable law, any obligation to make payments under this Agreement in the Contractual Currency will not be discharged or satisfied by any tender in any currency other than the Contractual Currency, except to the extent such tender results in the actual receipt by the party to which payment is owed, acting in a reasonable manner and in good faith in converting the currency so tendered into the Contractual Currency, of the full amount in the Contractual Currency of all amounts payable in respect of this Agreement. If for any reason the amount in the Contractual Currency so received falls short of the amount in the Contractual Currency payable in respect of this Agreement, the party required to make the payment will, to the extent permitted by applicable law, immediately pay such additional amount in the Contractual Currency as may be necessary to compensate for the shortfall. If for any reason the amount in the Contractual Currency so received exceeds the amount in the Contractual Currency payable in respect of this Agreement, the party receiving the payment will refund promptly the amount of such excess.

(b) Judgments. To the extent permitted by applicable law, if any judgment or order expressed in a currency other than the Contractual Currency is rendered
(i) for the payment of any amount owing in respect of this Agreement, (ii) for the payment of any amount relating to any early termination in respect of this Agreement or (iii) in respect of a judgment or order of another court for the payment of any amount described in (i) or (ii) above, the party seeking recovery, after recovery in full of the aggregate amount to which such party is entitled pursuant to the judgment or order, will be entitled to receive immediately from the other party the amount of any shortfall of the Contractual Currency received by such party as a consequence of sums paid in such other currency and will refund promptly to the other party any excess of the Contractual Currency received by such party as a consequence of sums paid in such other currency if such shortfall or such excess arises or results from any variation between the rate of exchange at which the Contractual Currency is converted into the currency of the judgment or order for the purposes of such judgment or order and the rate of exchange at which such party is able, acting in a reasonable manner and in good faith in converting the currency received into the Contractual Currency, to purchase the Contractual Currency with the amount of the currency of the judgment or order actually received by such party. The term "rate of exchange" includes, without limitation, any premiums and costs of exchange payable in connection with the purchase of or conversion into the Contractual Currency.

(c) Separate Indemnities. To the extent permitted by applicable law, these indemnities constitute separate and independent obligations from the other obligations in this Agreement, will be enforceable as separate and independent causes of action, will apply notwithstanding any indulgence granted by the party to which any payment is owed and will not be affected by judgment being obtained or claim or proof being made for any other sums payable in respect of this Agreement.

(d) Evidence of Loss. For the purpose of this Section 8, it will be sufficient for a party to demonstrate that it would have suffered a loss had an actual exchange or purchase been made.

9.       MISCELLANEOUS

(a) Entire Agreement. This Agreement constitutes the entire agreement and understanding of the parties with respect to its subject matter and supersedes all oral communication and prior writings with respect thereto.

(b) Amendments. No amendment, modification or waiver in respect of this Agreement will be effective unless in writing (including a writing evidenced by a facsimile transmission) and executed by each of the parties or confirmed by an exchange of telexes or electronic messages on an electronic messaging system.

(c) Survival of Obligations. Without prejudice to Sections 2(a)(iii) and 6(c)(ii), the obligations of the parties under this Agreement will survive the termination of any Transaction.

(d) Remedies Cumulative. Except as provided in this Agreement, the rights, powers, remedies and privileges provided in this Agreement are cumulative and not exclusive of any rights, powers, remedies and privileges provided by law.

(e)      Counterparts and Confirmations.

         (i) This Agreement (and each amendment, modification and waiver in respect of it) may be executed and delivered in counterparts (including by facsimile transmission), each of which will be deemed an original.

         (ii) The parties intend that they are legally bound by the terms of each Transaction from the moment they agree to those terms (whether orally or otherwise). A Confirmation shall be entered into as soon as practicable and may be executed and delivered in counterparts (including by facsimile transmission) or be created by an exchange of telexes or by an exchange of electronic messages on an electronic messaging system, which in each case will be sufficient for all purposes to evidence a binding supplement to this Agreement. The parties will specify therein or through another effective means that any such counterpart, telex or electronic message constitutes a Confirmation.

(f) No Waiver of Rights. A failure or delay in exercising any right, power or privilege in respect of this Agreement will not be presumed to operate as a waiver, and a single or partial exercise of any right, power or privilege will not be presumed to preclude any subsequent or further exercise, of that right, power or privilege or the exercise of any other right, power or privilege.

(g) Headings. The headings used in this Agreement are for convenience of reference only and are not to affect the construction of or to be taken into consideration in interpreting this Agreement.

10.      OFFICES: MULTIBRANCH PARTIES

(a) If Section 10(a) is specified in the Schedule as applying, each party that enters into a Transaction through an Office other than its head or home office represents to the other party that, notwithstanding the place of booking office or jurisdiction of incorporation or organisation of such party, the obligations of such party are the same as if it had entered into the Transaction through its head or home office. This representation will be deemed to be repeated by such party on each date on which a Transaction is entered into.

(b) Neither party may change the Office through which it makes and receives payments or deliveries for the purpose of a Transaction without the prior written consent of the other party.

(c) If a party is specified as a Multibranch Party in the Schedule, such Multibranch Party may make and receive payments or deliveries under any Transaction through any Office listed in the Schedule, and the Office through which it makes and receives payments or deliveries with respect to a Transaction will be specified in the relevant Confirmation.

11.      EXPENSES

A Defaulting Party will, on demand, indemnify and hold harmless the other party for and against all reasonable out-of-pocket expenses, including legal fees and Stamp Tax, incurred by such other party by reason of the enforcement and protection of its rights under this Agreement or any Credit Support Document to which the Defaulting Party is a party or by reason of the early termination of any Transaction, including, but not limited to, costs of collection.

12.      NOTICES

(a) Effectiveness. Any notice or other communication in respect of this Agreement may be given in any manner set forth below (except that a notice or other communication under Section 5 or 6 may not be given by facsimile transmission or electronic messaging system) to the address or number or in accordance with the electronic messaging system details provided (see the Schedule) and will be deemed effective as indicated:

         (i) if in writing and delivered in person or by courier, on the date it is delivered;

         (ii) if sent by telex, on the date the recipient's answerback is received;

         (iii) if sent by facsimile transmission, on the date that transmission is received by a responsible employee of the recipient in legible form (it being agreed that the burden of proving receipt will be on the sender and will not be met by a transmission report generated by the sender's facsimile machine);

         (iv) if sent by certified or registered mail (airmail, if overseas) or the equivalent (return receipt requested), on the date that mail is delivered or its delivery is attempted; or

         (v) if sent by electronic messaging system, on the date that electronic message is received.

unless the date of that delivery (or attempted delivery) or that receipt, as applicable, is not a Local Business Day or that communication is delivered (or attempted) or received, as applicable, after the close of business on a Local Business Day, in which case that communication shall be deemed given and effective on the first following day that is a Local Business Day.

(b) Change of Addresses. Either party may by notice to the other change the address, telex or facsimile number or electronic messaging system details at which notices or other communications are to be given to it.

13.      GOVERNING LAW AND JURISDICTION

(a) Governing Law. This Agreement will be governed by and construed in accordance with the law specified in the Schedule.

(b) Jurisdiction. With respect to any suit, action or proceedings relating to this Agreement ("Proceedings"), each party irrevocably:

         (i) submits to the jurisdiction of the English courts, if this Agreement is expressed to be governed by English law, or to the non-exclusive jurisdiction of the courts of the State of New York and the United States District Court located in the Borough of Manhattan in New York City, if this Agreement is expressed to be governed by the laws of the State of New York; and

         (ii) waives any objection which it may have at any time to the laying of venue of any Proceedings brought in any such court, waives any claim that such Proceedings have been brought in an inconvenient forum and further waives the right to object, with respect to such Proceedings, that such court does not have any jurisdiction over such party.

Nothing in this Agreement precludes either party from bringing Proceedings in any other jurisdiction (outside, if this Agreement is expressed to be governed by English law, the Contracting States, as defined in Section 1(3) of the Civil Jurisdiction and Judgments Act 1982 or any modification, extension or re-enactment thereof for the time being in force) nor will the bringing of Proceedings in any one or more jurisdictions preclude the bringing of Proceedings in any other jurisdiction.

(c) Service of Process. Each party irrevocably appoints the Process Agent (if any) specified opposite its name in the Schedule to receive, for it and on its behalf, service of process in any Proceedings. If for any reason any party's Process Agent is unable to act as such, such party will promptly notify the other party and within 30 days appoint a substitute process agent acceptable to the other party. The parties irrevocably consent to service of process given in the manner provided for notices in Section 12. Nothing in this Agreement will affect the right of either party to serve process in any other manner permitted by law.

(d) Waiver of Immunities. Each party irrevocably waives, to the fullest extent permitted by applicable law, with respect to itself and its revenues and assets (irrespective of their use or intended use), all immunity on the grounds of sovereignty or other similar grounds from (i) suite, (ii) jurisdiction of any court, (iii) relief by way of injunction, order for specific performance or for recovery of property, (iv) attachment of its assets (whether before or after judgment) and (v) execution or enforcement of any judgment to which it or its revenues or assets might otherwise be entitled in any Proceedings in the courts of any jurisdiction and irrevocably agrees, to the extent permitted by applicable law, that it will not claim any such immunity in any Proceedings.

14.      DEFINITIONS

As used in this Agreement:

"Additional Termination Event" has the meaning specified in Section 5(b).

"Affected Party" has the meaning specified in Section 5(b).

"Affected Transactions" means (a) with respect to any Termination Event consisting of an Illegality, Tax Event or Tax Event Upon Merger, all Transactions affected by the occurrence of such Termination Event and (b) with respect to any other Termination Event, all Transactions.

"Affiliate" means, subject to the Schedule, in relation to any person, any entity controlled, directly or indirectly, by the person, any entity that controls, directly or indirectly, the person or any entity directly or indirectly under common control with the person. For this purpose, "control" of any entity or person means ownership of a majority of the voting power of the entity or person.

"Applicable Rate" means:

(a) in respect of obligations payable or deliverable (or which would have been but for Section 2(a)(III)) by a Defaulting Party, the Default Rate;

(b) in respect of an obligation to pay an amount under Section 6(e) of either party from and after the date (determined in accordance with Section 6(d)(ii)) on which that amount is payable, the Default Rate;

(c) in respect of all other obligations payable or deliverable (or which would have been but for Section 2(a)(iii)) by a Non- defaulting Party, the Non-default Rate; and

(d)      in all other cases, the Termination Rate.

"Burdened Party" has the meaning specified in Section 5(b).

"Change in Tax Law" means the enactment, promulgation, execution or ratification of, or any change in or amendment to, any law (or in the application or official interpretation of any law) that occurs on or after the date on which the relevant Transaction is entered into.

"consent" includes a consent, approval, action, authorisation, exemption, notice, filing, registration or exchange control consent.

"Credit Event Upon Merger" has th meaning specified in Section 5(b).

"Credit Support Document" means any agreement or instrument that is specified as such in this Agreement.

"Credit Support Provider" has the meaning specified in the Schedule.

"Default Rate" means a rate per annum equal to the cost (without proof or evidence of any actual cost) to the relevant payee (as certified by it) if it were to fund or of funding the relevant amount plus 1% per annum.

"Defaulting Party" has the meaning specified in Section 6(a).

"Early Termination Date" means the date determined in accordance with Section 6(a) or 6(b)(iv).

"Event of Default" has the meaning specified in Section 5(a) and, if applicable, in the Schedule.

"Illegality" has the meaning specified in Section 5(b).

"Indemnifiable Tax" means any Tax other than a Tax that would not be imposed in respect of a payment under this Agreement but for a present or former connection between the jurisdiction of the government or taxation authority imposing such Tax and the recipient of such payment or a person related to such recipient (including, without limitation, a connection arising from such recipient or related person being or having been a citizen or resident of such jurisdiction, or being or having been organised, present or engaged in a trade or business in such jurisdiction, or having or having had a permanent establishment of fixed place of business in such jurisdiction, but excluding a connection arising solely from such recipient or related person having executed, delivered, performed its obligations or received a payment under, or enforced, this Agreement or a Credit Support Document).

"Law" includes any treaty, law, rule or regulation (as modified, in the case of tax matters, by the practice of any relevant governmental revenue authority) and "lawful" and "unlawful" will be construed accordingly.

"Local Business Day" means, subject to the Schedule, a day on which commercial banks are open for business (including dealings in foreign exchange and foreign currency deposits) (a) in relation to any obligation under Section 2(a)(i), in the place(s) specified in the relevant Confirmation or, if not so specified, as otherwise agreed by the parties in writing or determined pursuant to provisions contained, or incorporated by reference, in this Agreement, (b) in relation to any other payment, in the place where th relevant account is located and, if different, in the principal financial centre, if any, of the currency of such payment, (c) in relation to any notice or other communication, including notice contemplated under Section 5(a)(i), in the city specified in the address for notice provided by the recipient and, in the case of a notice contemplated by
Section 2(b), in the place where the relevant new account is to be located and
(d) in relation to Section 5(a)(v)(2), in the relevant locations for performance with respect to such Specified Transaction.

"Loss" means, with respect to this Agreement or one or more Terminated Transactions, as the case may be, and a party, the Termination Currency Equivalent of an amount that party reasonably determines in good faith to be its total losses and costs (or gain, in which case expressed as a negative number) in connection with this Agreement or that Terminated Transaction or group of Terminated Transactions, as the case may be, including any loss of bargain, cost of funding or, at the election of such party but without duplication, loss or cost incurred as a result of its terminating, liquidating, obtaining or reestablishing any hedge or related trading position (or any gain resulting from any of them). Loss includes losses and costs (or gains) in respect of any payment or delivery required to have been made (assuming satisfaction of each applicable condition precedent) on or before the relevant Early Termination Date and not made, except, so as to avoid duplication, if
Section 6(e)(i)(I) or (3) or 6(e)(ii)(2)(A) applies. Loss does not include a party's legal fees and out-of-pocket expenses referred to under Section II. A party will determine its Loss as of the relevant Early Termination Date, or, if that is not reasonably practicable, as of the earliest date thereafter as is reasonably practicable. A party may (but need not) determine its Loss by reference to quotations of relevant rates or prices from one or more leading dealers in the relevant markets.

"Market Quotation" means, with respect to one or more Terminated Transactions and party making the determination, an amount determined on the basis of quotations from Reference Market-makers. Each quotation will be for an amount, if any, that would be paid to such party (expressed as a negative number) or by such party (expressed as a positive number) in consideration of an agreement between such party (taking into account any existing Credit Support Document with respect to the obligations of such party) and the quoting Reference Market-maker to enter into a transaction (the "Replacement Transaction") that would have the effect of preserving for such party the economic equivalent of any payment or delivery (whether the underlying obligation was absolute or contingent and assuming the satisfaction of each applicable condition precedent) by the parties under Section 2(a)(i) in respect of such Terminated Transaction or group of Terminated Transactions that would, but for the occurrence of the relevant Early Termination Date, have been required after that date. For this purpose, Unpaid Amounts in respect of the Terminated Transaction or group of Terminated Transactions are to be excluded but, without limitation, any payment or delivery that would, but for the relevant Early Termination Date, have been required (assuming satisfaction of each applicable condition precedent) after that Early Termination Date is to be included. The Replacement Transaction would be subject to such documentation as such party and the Reference Market-maker may, in good faith, agree. The party making the determination (or its agent) will request each Reference Market-maker to provide its quotation to the extent reasonably practicable as of the same day and time (without regard to different time zones) on or as soon as reasonably practicable after the relevant Early Termination Date. The day and time as of which those quotations are to be obtained will be selected in good faith by the party obliged to make a determination under Section 6(e), and, if each party is so obliged, after consultation with the other. If more than three quotations are provided, the Market Quotation will be the arithmetic mean of the quotations, without regard to the quotations having the highest and lowest values. If exactly three such quotations are provided, the Market Quotation will be the quotation remaining after disregarding the highest and lowest quotations. For this purpose, if more than one quotation has the same highest value or lowest value, then one of such quotations shall be disregarded. If fewer than three quotations are provided, it will be deemed that the Market Quotation in respect of such Terminated Transaction or group of Terminated Transactions cannot be determined.

"Non-default Rate" means a rate per annum equal to the cost (without proof or evidence of any actual cost) to the Non-defaulting Party (as certified by it) if it were to fund the relevant amount.

"Non-defaulting Party" has the meaning specified in Section 6(a).

"Office" means a branch or office of a party, which may be such party's head or home office.

"Potential Event of Default" means any event which, with the giving of notice or the lapse of time or both would constitute an Event of Default.

"Reference Market-makers" means four leading dealers in the relevant market selected by the party determining a Market Quotation in good faith (a) from among dealers of the highest credit standing which satisfy all the criteria that such party applies generally at the time in deciding whether to offer or to make an extension of credit and (b) to the extent practicable, from among such dealers having an office in the same city.

"Relevant Jurisdiction" means, with respect to a party, the jurisdictions (a) in which the party is incorporated, organised, managed and controlled or considered to have its seat, (b) where an Office through which the party is acting for purposes of this Agreement is located, (c) in which the party executes this Agreement and (d) in relation to any payment, from or through which such payment is made.

"Scheduled Payment Date" means a date on which a payment or delivery is to be made under Section 2(a)(i) with respect to a Transaction.

"Set-off" means set-off, offset, combination of accounts, right of retention or withholding or similar right or requirement to which the payer of an amount under Section 6 is entitled or subject (whether arising under this Agreement, another contract, applicable law or otherwise) that is exercised by, or imposed on, such payer.

"Settlement Amount" means, with respect to a party and any Early Termination Date, the sum of:

(a) the Termination Currency Equivalent of the Market Quotations (whether positive or negative) for each Terminated Transaction or group of Terminated Transactions for which a Market Quotation is determined; and

(b) such party's Loss (whether positive or negative and without reference to any Unpaid Amounts) for each Terminated Transaction or group of Terminated Transactions for which a Market Quotation cannot be determined or would not (in the reasonable belief of the party making the determination) produce a commercially reasonable result.

"Specified Entity" has the meaning specified in the Schedule.

"SPECIFIED INDEBTEDNESS" means, subject to the Schedule, any obligation (whether present or future, contingent or otherwise, as principal or surety or otherwise) in respect of borrowed money.

"SPECIFIED TRANSACTION" means, subject to the Schedule, (a) any transaction (including an agreement with respect thereto) now existing or hereafter entered into between one party to this Agreement (or any Credit Support Provider of such party or any applicable Specified Entity of such party) and the other party to this Agreement (or any Credit Support Provider of such other party or any applicable Specified Entity of such other party) which is a rate swap transaction, basis swap, forward rate transaction, commodity swap, commodity option, equity or equity index swap, equity or equity index option, bond option, interest rate option, foreign exchange transaction, cap transaction, floor transaction, collar transaction, currrency swap transaction, cross-currency rate swap transaciton, currency option or any other similar transaction (including any option with respect to any of these transactions).
(b) any combination of these transactions and (c) any other transaction identified as a Specified Transaction in this Agreement or the relevant confirmation.

"STAMP TAX" means any stamp, registration, documentation or similar tax.

"TAX" means any present or future tax, levy, impost, duty, charge, assessment or fee of any nature (including interest, penalties and additions thereto) that is imposed by any government or other taxing authority in respect of any payment under this Agreement other than a stamp, registration, documentation or similar tax.

"TAX EVENT" has the meaning specified in Section 5(b).

"TAX EVENT UPON MERGER" has the meaning specified in Section 5(b).

"TERMINATED TRANSACTION" means with respect to any Early Termination Date (a) if resulting from a Termination Event, all Affected Transactions and (b) if resulting from an Event of Default, all Transactions (in either case) in effect immediately before the effectiveness of the notice designating that Early Termination Date (or, if "Automatic Early Termination" applies, immediately before that Early Termination Date).

"TERMINATION CURRENCY" has the meaning specified in the Schedule.

"TERMINATION CURRENCY EQUIVALENT" means, in respect of any amount denominated in the Termination Currency, such Termination Currency amount and, in respect of any amount denominated in a currency other than the Termination Currency (the "Other Currency"), the amount in the Termination Currency determined by the party making the relevant determination as being required to purchase such amount of such Other Currency as at the relevant Early Termination Date, or, if the relevant Market Quotation or Loss (as the case may be), is determined as of a later date, that later date, with the Termination Currency at the rate equal to the spot exchange rate of the foreign exchange agent (selected as provided below) for the purchase of such Other Currency with the Termination Currency at or about 11:00 a.m. (in the city in which such foreign exchange agent is located) on such date as would be customary for the determination of such a rate for the purchase of such Other Currency for value on the relevant Early Termination Date or that later date. The Foreign exchange agent will, if only one party is obliged to make a determination under Section 6(e), be selected in good faith by that party and otherwise will be agreed by the parties.

"TERMINATION EVENT" means an Illegality, a Tax Event or a Tax Event Upon Merger or, if specified to be applicable, a Credit Event Upon Merger or an Additional Termination Event.

"TERMINATION RATE" means a rate per annum equal to the arithmetic mean of the cost (without proof or evidence of any actual cost) to each party (as certified by such party) if it were to fund or of funding such amounts.

"UNPAID AMOUNTS" owing to any party means, with respect to an Early Termination Date, the aggregate of (a) in respect of all Terminated Transactions, the amounts that became payable (or that would have become payable but for Section 2(a)(iii) to such party under Section 2(a)(i) on or prior to such Early Termination Date and which remain unpaid as at such Early Termination Date and
(b) in respect of each Terminated Transaction, for each obligation under
Section 2(a)(i) which was (or would have been but for Section 2(a)(iii)) required to be settled by delivery to such party on or prior to such Early Termination Date and which has not been so settled by delivery to such party on or prior to such Early Termination Date and which has not been so settled as at such Early Termination Date, an amount equal to the fair market value of that which was (or would have been) required to be delivered as of the originally scheduled date for delivery, in each case together with (to the extent permitted under applicable law) interest, in the currency of such amounts, from (and including) the date such amounts or obligations were or would have been required to have been paid or performed to (but excluding) such Early Termination Date, at the Applicable Rate. Such amounts of interest will be calculated on the basis of daily compounding and the actual number of days elapsed. The fair market value of any obligation referred to in clause (b) above shall be reasonably determined by the party obliged to make the determination under Section 6(e) or, if each party is so obliged, it shall be the average of the Termination Currency Equivalents of the fair market values reasonably determined by both parties.

IN WITNESS WHEREOF the parties have executed this document on the respective dates specified below with effect from the date specified on the first page of this document.

MORGAN GUARANTY TRUST                      SERVICE CORPORATION
COMPANY OF NEW YORK                        INTERNATIONAL
- ---------------------------                ----------------------------
   (Name of Party)                                 (Name of Party)

By: /s/ MICHAEL C. MAUER                   By: /s/ SAMUEL W. RIZZO
- ---------------------------                ----------------------------
   Name: MICHAEL C MAUER                       Name: Samuel W. Rizzo
   Title: VICE PRESIDENT                       Title: Executive Vice President
                                                      and Chief Financial
                                                      Officer
   Date:                                       Date: February 4, 1993

                                    SCHEDULE
                                     to the
                                Master Agreement

                          dated as of February 4, 1993


between       Morgan Guaranty Trust     and       Service Corporation
              Company of New York                 International
                   ("Morgan")                     (the "Counterparty")


                                     Part 1

                             Termination Provisions

In this Agreement:-

(1)      "Specified Entity" means:

                 (a) in relation to Morgan, any Affiliate of Morgan for purposes of Section 5(a)(v) and shall not apply for purposes of any other provision; and

                 (b) in relation to the Counterparty, any Affiliate of the Counterparty for purposes of Sections 5(a)(v), (vi), (vii) and 5(b)(iv) and shall not apply for purposes of any other provision.

(2)      "Specified Transaction" will have the meaning specified in Section 14.

(3) The "Cross Default" provisions of Section 5(a)(vi) will not apply to Morgan. The "Cross Default" provisions of Section 5(a)(vi) will apply to the Counterparty and any applicable Specified Entity, and, for such purpose:

         (a) "Specified Indebtedness" means the Credit Agreement as defined in Paragraph (8) of Part 1 of this Schedule; provided, however, that if the Credit Agreement is terminated for any reason other than the occurrence of an Event of Default (as defined therein), then the term "Specified Indebtedness" shall have the meaning set forth in Section 14 hereof.

         (b) "Threshold Amount" means U.S.$1; provided, however, that if the Credit Agreement is terminated for any reason other than the occurrence of an Event of Default (as defined therein), then the term "Threshold Amount" shall be U.S.$25,000,000 (or its equivalent in any other currency or currencies).

         (c) If the credit Agreement is terminated for any reason other than the occurrence of an Event of Default (as defined therein), then section 5(a)(vi) will be deemed to be amended to include the following Clause "(3)":

                 "or (3) a default or event of default (however described) occurs and is continuing which entitles any person or entity to terminate its commitment under any agreement to lend or advance or make available funds to a party (or any applicable Specified Entity) in respect of an aggregate amount in excess of the Threshold Amount."

(4)      "Termination Currency" means United States Dollars.

(5) The "Credit Event Upon Merger" provisions of Section 5(b)(iv) will not apply to Morgan, the Counterparty or any applicable Specified Entity.

(6) The "Automatic Early Termination" provisions of Section 6(a) will not apply to Morgan or the Counterparty.

(7)      For purposes of computing amounts payable on early termination:

         (a)     Market Quotation will apply to this Agreement; and

         (b)     The Second Method will apply to this Agreement.

(8) Section 5(a) of the Agreement is amended with respect to the Counterparty by adding the following Subsections (ix) and (x) thereto:

                 "(ix) The Counterparty shall fail to perform or comply with, for the benefit of Morgan, its agreements, covenants and obligations contained in Article V, Section 5.02 of the Credit Agreement. For purposes of Sections 5 and 14 of the Agreement, "Credit Agreement" shall initially mean the Credit Agreement dated as of Competitive Advance and Revolving Credit Facility Agreement dated as of October 16, 1992, among the Counterparty, the banks listed therein, Texas Commerce Bank National Association as Agent, and Chemical Bank as Auction Administration Agent and thereafter shall mean:

                 (a) in the event that provisions of the Credit Agreement as in effect on the date of this Agreement are waived or amended pursuant to the terms thereof, the Credit Agreement as in effect on the date of this Agreement, to the extent modified by each such waiver or amendment;

                 (b) in the event that the Credit Agreement as in effect on the date hereof is terminated for a reason other than the occurrence of an Event of Default (as defined in the Credit Agreement) and is replaced by a subsequent credit facility to which Morgan is a party (a "Refinanced Morgan

                          Facility"), the Refinanced Morgan Credit Facility as and to the extent modified by any waiver or amendment of the Refinanced Morgan Facility pursuant to the terms thereof; and

                 (c) in the event that the Credit Agreement as in effect on the date hereof is terminated for a reason other than the occurrence of an Event of Default (as defined in the Credit Agreement) and is not replaced by a Refinanced Morgan Facility, the Credit Agreement, including any waivers or amendments thereof, as in effect immediately prior to its termination.

                 In the event that the Credit Agreement is replaced by a Refinanced Morgan Facility, the above-specified provisions incorporated herein by reference shall be deemed to refer to those covenants similar to the above-referenced Article V,
                 Section 5.02, however denominated, in the Refinanced Morgan Facility, as and to the extent modified by any waiver or amendment of the Refinanced Morgan Facility pursuant to the terms thereof, with the result that any similar provisions in the Refinanced Morgan Facility will he incorporated herein, as and to the extent modified by any such waiver or amendment. The above-specified provisions of the Credit Agreement together with related definitions and ancillary provisions are hereby incorporated herein by reference, in each case as and to the extent modified by any waiver or amendment of the Credit Agreement pursuant to the terms thereof. Each reference in the provisions of the Credit Agreement incorporated herein by reference to (i) "Majority Banks", "each Bank" and "Bank" shall refer to Morgan and (ii) "Default" and "Event of Default" shall refer to Potential Event of Default and Event of Default respectively, and (iii) the terms "this
                 Agreement", "hereto" and "hereof" when used in the provisions of the Credit Agreement incorporated herein by reference shall refer to this Agreement."

                                     Part 2

                              Tax Representations

Representations of Morgan

(1) Payer Tax Representation. For the purpose of Section 3(e), Morgan hereby makes the following representation:

         It is not required by any applicable law, as modified by the practice of any relevant governmental revenue authority, of any Relevant Jurisdiction to make any deduction or withholding for or on account of any Tax from any payment (other than interest under Section 2(e), 6(d)(ii) or 6(e)) to be made by it to the Counterparty under this Agreement. In making this representation, it may rely on:

                 (i) the accuracy of any representations made by the Counterparty pursuant to Section 3(f);

                 (ii) the satisfaction of the agreement of the Counterparty contained in Section 4(a)(i) or 4(a)(iii) and the accuracy and effectiveness of any document provided by the Counterparty pursuant to
                          Section 4(a)(i) or 4(a)(iii) ; and

                 (iii) the satisfaction of the agreement of the Counterparty contained in Section 4(d), provided that it shall not be a breach of this representation where reliance is placed on clause (ii) and the Counterparty does not deliver a form or document under Section 4(a)(iii) by reason of material prejudice to its legal or commercial position.

(2) Payee Tax Representation. For the purpose of Section 3(f), Morgan makes the representation specified below:

                 The following representation will apply with respect to each Transaction between Morgan's London Office and the
                 Counterparty:

                 It is a Bank organized under the laws of the State of New
                 York and is not a foreign corporation within the meaning of
                 Section 7701(A)(5) of the United States Internal Revenue Code.

Representations of the Counterparty

(1) Payer Tax Representation. For the purpose of Section 3(e), the Counterparty hereby makes the following representation:

         It is not required by any applicable law, as modified by the practice of any relevant governmental revenue authority, of any Relevant Jurisdiction to make any deduction or withholding for or on account of any Tax from any payment (other than interest under Section 2(e), 6(d)(ii) or 6(e)) to be made by it to Morgan under this Agreement. In making this representation, it may rely on:

                 (i) the accuracy of any representation made by Morgan pursuant to Section 3(f);

                 (ii) the satisfaction of the agreement of Morgan contained in Section 4(a)(i) or 4(a)(iii) and the accuracy and effectiveness of any document provided by Morgan pursuant to Section 4(a)(i) or 4(a)(iii); and

                 (iii) the satisfaction of the agreement of Morgan contained in Section 4(d), provided that it shall not be a breach of this representation where reliance is placed on clause (ii) and Morgan does not deliver a form or document under Section 4(a)(iii) by reason of material prejudice to its legal or commercial position.

(2) Payee Tax Representation. For the purpose of Section 3(f), the Counterparty makes the representation specified below:

                 The following representation will apply with respect to each Transaction between Morgan's London Office and the
                 Counterparty:

                 It is a corporation organized under the laws of the State of Texas.


                                     Part 3

                         Agreement to Deliver Documents

For the purpose of Sections 4(a)(i) and (ii), each party agrees to deliver the following documents, as applicable:

(1) Morgan will, on demand, deliver a certificate (or, if available, the current authorized signature book of Morgan) specifying the names, title and specimen signatures of the persons authorized to execute this Agreement and each Confirmation on its behalf.

(2) The Counterparty will, on demand, deliver a certificate (or, if available, the current authorized signature book of the Counterparty) specifying the names, title and specimen signatures of the persons authorized to execute this Agreement and each Confirmation on its behalf.

(3) The Counterparty will, no later than February 15, 1993, deliver a certified resolution of its Executive Committee authorizing the entering into, execution and delivery of this Agreement and each Transaction subject hereto.

Each of the foregoing documents, other than the legal opinion required pursuant to subsection (3) above, is covered by the representation contained in Section 3(d) of this Agreement.


                                     Part 4

                                 Miscellaneous

(1) Governing Law. This Agreement will be governed by and construed in accordance with the laws of the State of New York without reference to choice of law doctrine.

(2)      Notices.

         (a) In connection with Section 12(a), all notices to Morgan shall, with respect to any particular Transaction, be sent to the address, telex number or facsimile number specified in the relevant Confirmation and any notice for purposes of Sections 5 or 6 of the Agreement shall be sent to the address, telex number or facsimile number specified below:

                 Morgan Guaranty Trust Company of New York
                 60 Wall Street
                 New York, New York 10260
                 Attention: Global Swaps Unit
                 Telex: WUD 649216
                 Answerback: MGT UI
                 Telecopy No.: (212) 648-5922

         (b) In connection with Section 12(a), all notices to the Counterparty shall, with respect to any particular Transaction, be sent to the address, telex number or facsimile number specified in the relevant Confirmation and any notice for purposes of Sections 5 or 6 of the Agreement shall be sent to the address, telex number or facsimile number specified below:

                 Service Corporation International
                 1929 Allen Parkway
                 Houston, Texas 77019
                 Attention: Treasurer
                 Telecopy No.: (713) 525-9005
                 With copy to the Secretary
                 Telecopy No.: (713) 525-9067

(3) Netting of Payments. Subparagraph (ii) of Section 2(c) will not apply for the purpose of Section 2(c) with respect to all Transactions under this Agreement with effect from the date of this Agreement.

(4)      Multibranch Party. For the purpose of Section 10:

         Morgan is a Multibranch Party and may act through its London and New York Offices.

         The Counterparty is not a Multibranch Party.

(5)      Credit Support Documents. None.

(6)      Credit Support Provider. None.


                                     Part 5

                                Other Provisions

(1) ISDA Definitions. Reference is hereby made to the 1991 ISDA Definitions (the "1991 Definitions") and the 1992 ISDA FX and Currency Option Definitions (the "FX Definitions"), each as published by the International Swap Dealers Association, Inc., which are hereby incorporated by reference herein. Any terms used and not otherwise defined herein which are contained in the 1991 Definitions or the FX Definitions shall have the meaning set forth therein.

(2) Scope of Agreement. Notwithstanding anything contained in the Agreement to the contrary, if the parties enter into any Specified Transaction, such Specified Transaction shall be subject to, governed by and construed in accordance with the terms of this Agreement unless the Confirmation relating thereto shall specifically state to the contrary. Each such Specified Transaction shall be a Transaction for the purposes of this Agreement.

(3) Inconsistency. In the event of any inconsistency between any of the following documents, the relevant document first listed below shall govern: (i) a Confirmation; (ii) the Schedule; (iii) the 1991 Definitions or the FX Definitions; and (iv) the printed form of ISDA Master Agreement.

(4) Right of Setoff. Without affecting the provisions of this Agreement requiring the calculation of certain net payment amounts, all payments under this Agreement shall be made without setoff or counterclaim and will not be subject to any conditions except as provided in Section 2 of this Agreement and except as provided in the following clauses (i) through (iv):

         (i) if there is a Defaulting Party, the Non-Defaulting Party will have the right to setoff, counterclaim or withhold payment in respect of any default by the

                 Defaulting Party or any Affiliate of the Defaulting Party under this Agreement or any other agreement, whether matured or unmatured, between the parties or their Affiliates, regardless in each case of the office or branch through which a party is acting, and the Non-Defaulting Party's obligations hereunder to the Defaulting Party shall be deemed to be satisfied and discharged to the extent of such setoff, counterclaim or withholding;

         (ii) upon the occurrence and during the continuance of an Event of Default or Potential Event of Default with respect to the Defaulting Party (a) the Defaulting Party hereby guarantees, and shall be deemed to have guaranteed and be the guarantor of, any obligation of any Affiliate of the Defaulting Party to the Non-Defaulting Party or any Affiliate of the Non-Defaulting Party, and (b) to the extent of any obligation of the Non-Defaulting Party to make a payment to the Defaulting Party hereunder, the obligation of any Affiliate of the Defaulting Party to make a payment to the Non-Defaulting Party or an Affiliate of the Non-Defaulting Party shall be deemed to be satisfied and discharged to the extent of such guaranty, and it is further agreed that the obligations of the Defaulting Party under this Clause (ii) shall be deemed a guaranty of payment and not merely a guaranty of collection of the obligations of the Defaulting Party's Affiliates to the Non-Defaulting Party or the Non-Defaulting Party's Affiliates;

         (iii) upon the occurrence and during the continuance of an Event of Default or a Potential Event of Default, the right of an Affiliate of the Non-Defaulting Party to receive payment from the Defaulting Party or any Affiliate of the Defaulting Party may be assigned to the Non-Defaulting Party and the Non-Defaulting Party's obligations hereunder shall be deemed to be satisfied and discharged to the extent of such assignment; and

         (iv) any obligation of a Non-Defaulting Party to make a payment to a Defaulting Party hereunder shall in any event be conditioned upon and subject to the condition precedent that and shall arise only upon the date that all indebtedness and obligations, whether matured or unmatured, of the Defaulting Party or any Affiliate of the Defaulting Party to the Non-Defaulting Party or any Affiliate of the Non-Defaulting Party shall have been paid in full.

(5) Affiliate. "Affiliate" will have the meaning specified in Section 14 except that such term shall not be deemed to include any direct or indirect subsidiary of J.P. Morgan & Co. Incorporated, other than Morgan and its direct and indirect subsidiaries.

(6)      Calculation Agent. The Calculation Agent will be Morgan.

(7) Waiver of Right to Trial by Jury. The Counterparty and Morgan hereby irrevocably waive any and all right to trial by jury with respect to any legal proceeding arising out of or relating to this Agreement or any transaction contemplated hereby.

(8) Severability. In the event any one or more of the provisions contained in this Agreement should be held invalid, illegal, or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby. The parties shall endeavor, in good faith negotiations, to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.


         Please confirm your agreement to the terms of the foregoing Schedule by signing below.


                                        MORGAN GUARANTY TRUST COMPANY
                                                 OF NEW YORK


                                        By: /s/ MICHAEL C. MAUER
                                            Name: Michael C. Mauer
                                            Title: Vice President


                                        SERVICE CORPORATION INTERNATIONAL


                                        By: /s/ SAMUEL W. RIZZO
                                            Name: Samuel W. Rizzo
                                            Title: Executive Vice President
                                                   and Chief Financial Officer

                       AMENDMENT TO THE MASTER AGREEMENT

                          Dated as of August 12, 1993

         Morgan Guaranty Trust                      Service Corporation
         Company of New York           and          International
              ("Morgan")                            (the "Counterparty")

         Morgan and the Counterparty are parties to an Master Agreement dated February 4, 1993 (the "Agreement") and the Schedule to the Master Agreement dated February 4, 1993 (the "Schedule"). Morgan and the Counterparty wish to amend the Agreement and accordingly agree as follows:

         (1) Cross Default. Part 1(3) of the Schedule is deleted and replaced in its entirety by the following:

                 "(3) The "Cross Default" provisions of Section 5(a)(vi) will apply to Morgan, the Counterparty and any applicable Specified Entity, and, for such purpose:

                          (a) "Specified Indebtedness" shall have the meaning set forth in Section 14 hereof.

                          (b) "Threshold Amount" means U.S.$25,000,000 (or its equivalent in any other currency or currencies).

                          (c) Section 5(a)(vi) will be deemed to be amended to include the following Clause "(3)":

                                  "or (3) a default or event of default
                                  (however described) occurs and is continuing which entitles any person or entity to terminate its commitment under any agreement to lend or advance or make available funds to a party (or any applicable Specified Entity) in respect of an aggregate amount in excess of the Threshold Amount."

         (2)     Part 1 clause (8) of the Schedule is deleted.

         (3) Section 5(a) of the Agreement is amended with respect to the Counterparty (such that the Counterparty shall be a Defaulting Party upon the occurrence of any such event) by adding the following Subsections (ix) through (xi) thereto:

                          "(ix) Net Worth. The Counterparty's Net Worth shall at any time be less than the Required Minimum Net Worth. As used herein, Required Minimum Net Worth means

                                  (a)      From the date of this Amendment
                                           until December 31, 1993,
                                           U.S.$650,000,000;

                                  (b)      From January 1, 1994 until December
                                           31, 1994, U.S.$650,000,000 plus 25%
                                           of Consolidated Net Income for the
                                           immediately preceding fiscal year;
                                           provided, however, if Consolidated
                                           Net Income in the preceding fiscal
                                           year is less than zero, the amount
                                           to be added for the fiscal year
                                           shall be zero; and

                                  (c)      From January 1, 1995 onward, the
                                           amount under paragraph (b)
                                           immediately above plus 50% of
                                           Consolidated Net Income for such
                                           immediately preceding fiscal year;
                                           provided, however, if Consolidated
                                           Net Income in any such preceding
                                           fiscal year is less than zero,
                                           the amount to be added for such
                                           fiscal year shall be zero.

                          (x) Debt. The ratio of Consolidated Debt to Total Capitalization shall at any time be greater than .65 to 1.0 at any time.

                          (xi) Cash Flow. The ratio of Consolidated Cash Flow to consolidated Fixed Charges shall be less than 1.5 to 1.0 at the end of any fiscal quarter of the Counterparty."

         (4) Documents to be delivered. Part 3 clause (3) of the Schedule is deleted and replaced in its entirety by the following:

                          "(3) The Counterparty will, within 30 days of written request, deliver a certified resolution of its Executive Committee authorizing the entering into, execution and delivery of this Agreement or each Transaction subject hereto."

                          Each of the foregoing documents is covered by the representation contained in Section 3 (d) of this Agreement."

         (5) Offices; Multibranch Party. Part 4 clause (4) of the Schedule is deleted and replaced in its entirety by the following:

                          "Offices; Multibranch Party. For purposes of Section
                          10:

                          (a)     Section 10(a) shall apply to Morgan; and

                          (b)     For the purpose of Section 10(c):

                                  (i) Morgan is a Multibranch Party and may act through its London and New York Offices.

                                  (ii) The Counterparty is not a Multibranch
                                  Party."

         (6) Definitions. Section 14 of the Agreement is amended to include the following:

                          "Credit Agreement" means, the Competitive Advance and
                 Revolving Credit Facility Agreement dated as of October 16, 1992, among the Counterparty, the banks listed herein, Texas Commerce Bank National Association as Agent, and Chemical Bank, as Auction Administration Agent a copy of which is attached as Exhibit A hereto.

                          "Consolidated Fixed Charges" means, for any period,
                 without duplication, the sum of (i) the aggregate amount of principal that was paid or required to be paid by the Counterparty or any of its Consolidated Subsidiaries during such period with respect to any Funded Debt of the Counterparty and its Consolidated Subsidiaries (including the principal portion of rentals under Capital Leases but excluding the principal amount of any loan outstanding under the Credit Agreement or under the Provident Credit Agreement, as either or both of such agreements are amended or modified from time to time, or under their respective successor or replacement credit agreements) or with respect to any other indebtedness or obligation payable more than one year from the date of the creation thereof, plus (ii) the aggregate amount of interest that was paid or required to be paid by the Counterparty or any of its Consolidated Subsidiaries during such period with respect to any Debt (including the interest portion of rentals under Capital Leases) plus (iii) the aggregate amount of all Operating Lease Obligations paid or that was required to be paid by the Counterparty or any of its Consolidated Subsidiaries during such period. The principal payable with respect to any Funded Debt of the Counterparty and its Consolidated Subsidiaries shall include the amount payable on account of any sinking, purchase or other analogous fund relating to such Debt, the amount payable on account of principal of such Debt which matures serially and the amount payable at the final maturity date of such Debt. If the amount payable on account of any contingent sinking, purchase or other analogous fund or any contingent portion of the amount payable to any such fund for such period shall be based upon the operating results of the Counterparty and its Consolidated Subsidiaries during such period, the contingent amount (or contingent portion) payable to such fund shall, for purposes of this definition, be computed on the basis of the operating results of the Counterparty and its Consolidated Subsidiaries for its last fiscal year (or comparable portion thereof) ended prior to the date of any determination of Consolidated Fixed Charges. If the amount payable for interest or on account of any sinking, purchase or other analogous fund shall be subject to variation on the basis of circumstances that exist at some future date, the amount payable for interest or to such fund for such period shall, for purposes of this definition, be computed on the basis of circumstances as they exist at the date of any determination of Consolidated Fixed Charges.

                          "Consolidated Net Income" means consolidated net
                 income (after taxes) of the Counterparty and its Consolidated Subsidiaries determined in accordance with generally accepted accounting principles consistently applied from the date hereof (except for changes in accounting principles which do not have a material effect on financial results or position of the Counterparty).

                          "Consolidated Subsidiary" means, with respect to any
                 Person, each Subsidiary of such Person the accounts of which are or should be consolidated with the accounts of such Person in reporting the consolidated financial statements of such Person in accordance with generally accepted accounting principles consistently applied from the date hereof (except for changes in accounting principles which do not have a material effect on financial results or position of the Counterparty).

                          "Net Worth" means, in relation to the Counterparty
                 and its Subsidiaries, Consolidated Assets of the Counterparty less total consolidated liabilities of the Counterparty and its Consolidated Subsidiaries, as determined in accordance with generally accepted accounting principals consistently applied from the date hereof (except for changes in accounting principles which do not have a material effect on financial results or position of the Counterparty) excluding the effect of the foreign translation adjustment up to U.S.$25,000,000.

         (5) Defined Terms. Any terms used herein and not defined herein or in the Agreement have the meaning set forth in the Credit Agreement as it exists as of the date hereof and without regard to any future amendments or changes to the Credit Agreement.

         (6) Governing Law. This Agreement will be governed by and construed in accordance with the laws of the State of New York without reference to choice of law doctrine.

         Please confirm your agreement to the terms of the foregoing Amendment by signing below.


                                        MORGAN GUARANTY TRUST COMPANY
                                                 OF NEW YORK


                                        By: /s/ LAURA E. REIM
                                            Name: Laura E. Reim
                                            Title: Vice President


                                        SERVICE CORPORATION
                                        INTERNATIONAL

                                        By: /s/ SAMUEL W. RIZZO
                                            Name: Samuel W. Rizzo
                                            Title: Executive Vice President
                                                   Chief Financial Officer/
                                                   Treasurer

                                                                       JP Morgan

        Telecopier No (713)-525-5475

Attn: Sam Rizzo
SERVICE CORPORATION INTERNATIONAL, INC.
Houston, Texas

August 13, 1993

We hereby confirm the terms and conditions of the Swap Transaction entered into between us on the Trade Date referred to below.

The terms of this Swap Transaction between:

        Morgan Guaranty Trust Company of New York
        ('Morgan' or 'MGT')
        acting through its MGT LONDON Office

        and

        Service Corporation International, Inc.
        (the 'Company', 'Counterparty' or 'SCI') acting through its Houston Office are as follows

SWAP AGREEMENT: This Swap Transaction supplements and is subject to the
                ISDA-MASTER AGREEMENT
                (MGT Master# NYO-5136)
                dated as of February 4, 1993
                between Morgan and the Counterparty.

This document constitutes a Confirmation/Rate Swap Agreement to the Swap Agreement (as defined herein) and supplements forms a part of and is subject to the Swap Agreement. All provisions set forth in the Swap Agreement (or contained in any document incorporated by reference in the Swap Agreement) shall govern this Swap Transaction unless expressly modified below. The Swap Transaction evidenced by this Confirmation is subject to the 1991 ISDA Definitions (the '1991 Definitions') published by the International Swap Dealers Association, Inc.('ISDA'). It is our intention to have this confirmation serve as final documentation for this trade and accordingly, no other confirmation will follow.

MGT, together with other U.K. listed institutions, is subject to the Bank of England's Code of Conduct. Therefore, this and certain future wholesale money market transactions will be outside the Financial Services Act but you will have the benefit of the Code.

MGT DEAL NUMBER         :       LON-084975  (MGT Version# 001)

TRADE DATE              :       August 13, 1993

SWAP EFFECTIVE DATE     :       August 31, 1993

TERMINATION DATE        :       December 29, 2000

TERM                    :       7 Years, 4 Months

Payments by Morgan to the Company. Morgan will make payments to the Company on the basis of the following:

CURRENCY AMOUNT         :       73,590,000.00 DOLLAR-U.S.
PAYMENT DATES           :       Jun 30, Dec 31
RATE TYPE               :       FLOATING
FLOATING RATE OPTION    :       USD-LIBOR-BBA
                                TELERATE PAGE '3750'

DESIGNATED MATURITY     :       6 MONTH
INITIAL RATE            :       TO BE DETERMINED
SPREAD (+/-)            :       NONE
DAY COUNT FRACTION      :       ACTUAL/360
RESET DATES             :       Jun 30, Dec 31
COMPOUNDING             :       INAPPLICABLE
METHOD OF ROUNDING      :       Rounding OFF to 5 Decimal Places

INITIAL STUB PERIOD     :       From Aug 31, 1993 to Dec 31, 1993
                                        rate: 4 month libor rate set
                                              on Aug 26, 1993

FINAL STUB PERIOD       :       From Jun 30, 2000 to Dec 29, 2000
                                        rate: to be determined

INITIAL EXCHANGE
AMOUNT AND DATE         :       110,000,000.00  AUD   August 30, 1993

FINAL EXCHANGE
AMOUNT AND DATE         :        73,590,000.00  USD  December 29, 2000


Payments by the Company to Morgan. The Company will make payments to Morgan on the basis of the following:

CURRENCY AMOUNT         :       66,000,000.00 DOLLAR-AUSTRALIA
PAYMENT DATES           :       June 30, Dec 31
RATE TYPE               :       FIXED
FIXED RATE              :       7.2350%
DAY COUNT FRACTION      :       ACTUAL/365 FXD

INITIAL STUB PERIOD     :       From Aug 31, 1993 to Dec 31, 1993
                                        rate: 7.2350%

FINAL STUB PERIOD       :       From Jun 30, 1993 to Dec 29, 2000
                                        rate: 7.2350%
- --------------------------------------------------------------------------------

CURRENCY AMOUNT         :       44,000,000.00 DOLLAR-AUSTRALIA
PAYMENT DATES           :       Jun 30, Dec 31
RATE TYPE               :       FLOATING
FLOATING RATE OPTION    :       AUD-BBR-BBSW
                                REUTER'S 'BBSW' SCREEN

DESIGNATED MATURITY     :       6 MONTH
INITIAL RATE            :       4.7000%
SPREAD (+/-)            :       NONE
DAY COUNT FRACTION      :       ACTUAL/360
RESET DATES             :       Jun 30, Dec 31
COMPOUNDING DATES       :       INAPPLICABLE
METHOD OF ROUNDING      :       Rounding UP to 4 Decimal Places

RATE COMMENTS           :       FOR THE PERIOD DEC 31, 1993 TO JUN 30, 1994 THE
                                FLOATING IS 4.8500%

INITIAL STUB PERIOD     :       From Aug 31, 1993 to Dec 31, 1993
                                        rate: 4.7000%

FINAL STUB PERIOD       :       From Jun 30, 2000 to Dec 29, 2000
                                        rate: to be determined

INITIAL EXCHANGE
AMOUNT AND DATE         :        73,590,000.00 USD  August 30, 1993

FINAL EXCHANGE
AMOUNT AND DATE         :       110,000,000.00 AUD  December 29, 2000

Miscellaneous Provisions

MORGAN PAYMENT
CONVENTION              :       If a Specified Payment Date Date, Reset Date is
                                not a Banking/Business Day in NEW YORK, LONDON and SYDNEY such date will be adjusted in accordance with the MODIFIED FOLLOWING Banking/
                                Business Day Convention and there will be an adjustment to the calculation period.


COMPANY PAYMENT
CONVENTION              :       If a Specified Payment Date is not a Banking/
                                Business Day in NEW YORK, LONDON AND SYDNEY such date will be adjusted in accordance with the MODIFIED FOLLOWING Banking/Business Day
                                Convention and there will be an adjustment to the calculation period.

PAYMENTS WILL BE        :       Gross

CALCULATION AGENT       :       Morgan

Morgan Payment
Instructions                               All confirmations/Inquiries regarding
                                           PAYMENTS AND/OR RATE RESETTINGS ONLY
                                           should be sent to:

                                           Morgan Guaranty Trust Company of New York
                                           LONDON OFFICE
                                           60 Victoria Embankment
                                           London EC4Y OJP
                                           Attention:  Michaela Ludbrook
                                           Telephone No:  (071)325-4282
                                           Telefax No: (071)325-8201
                                           Telefax No: 896631 Cable Morganbank
                                           quoting the MGT deal number indicated above.

                                           MGT AUD ACCOUNT

                                           Australia & New Zealand Banking Corporation
                                           Martin Place and George Street
                                           Sydney, Australia
                                           Favour: Morgan Guaranty Trust Company of
                                                   New York-London Office
                                           Account No.  218172/001

                                           MGT USD ACCOUNT

                                           Morgan Guaranty Trust Company of New York
                                           ABA 021000238
                                           New York, New York
                                           Account:  Morgan Guaranty Trust Company of
                                                     New York-London Office

                                           Account No. 670-07-054
                                           Reference Interest Rate Swap Lon-084975

                                           COUNTERPARTY PAYMENT INSTRUCTIONS

                                           USD ACCOUNT

                                           TEXAS COMMERCE BANK N.A.

                                           Houston, Texas
                                           ABA #113000609
                                           Account:  Service Corporation International, Inc.
                                           Account No.  00101266337
                                           Reference:

                                           AUD ACCOUNT

                                           Please Provide

EACH PARTY HEREBY AGREES TO MAKE PAYMENTS TO THE OTHER IN ACCORDANCE WITH THIS CONFIRMATION AND THE SWAP AGREEMENT. PLEASE CONFIRM YOUR AGREEMENT BY SIGNING AND RETURNING ONE OF THE TWO EXECUTED COUNTER-PARTS OF THIS CONFIRMATION WHICH WILL BE SENT TO YOU WHEN REFERRING TO THIS CONFIRMATION. PLEASE INDICATE:
MGT DEAL NUMBER: LON-084975. VERSION NUMBER: 001

J.P. Morgan Securities, Inc.                       SERVICE CORPORATION
As Agent For Morgan Guaranty                       INTERNATIONAL, INC.
Trust Company of New York


/s/ RAJAN SEKARAN                                  /s/ SAMUEL W. RIZZO
    Rajan Sekaran                                      Samuel W. Rizzo
    Vice President                                     Executive Vice
                                                       President
                                                       Chief Financial
                                                       Officer/Treasurer

                                                                       JP MORGAN

                                                                  60 Wall Street
                                                              New York, NY 10260


CLIENT:          Service Coporation International
ADDRESS:         Houston, Texas
FAX#:            (713)525-5475

CONTACT:         Sam Rizzo
PHONE:           (713)525-5266

SUBJECT:         INTEREST RATE SWAP OPTION (MGT REFERENCE #480)

DATE:            November 1, 1993

The purpose of this letter agreement is to confirm the terms and conditions of The Swap Transaction entered into between us on the Trade Date specified below (the "Swap Transaction"). This letter agreement constitutes a "Confirmation" as referred to in the Interest Rate and Currency Exchange Agreement specified below.

The definitions and provisions contained in the 1991 ISDA Definitions (the "Definitions") as published by the International Swap Dealers Association, Inc. ("ISDA") are incorporated into this Confirmation. In the event of any inconsistency between the definitions and provisions and this Confirmation, this Confirmation will govern.

This Confirmation supplements, forms part of, and is subject to, the ISDA Master Agreement (MGT #5136) dated as of February 4, 1993 as the same may be amended, modified or supplemented from time to time, (the "Agreement"), between Service Corporation International ("Counterparty") and Morgan Guaranty Trust Company of New York ("MGT"). All provisions contained in the Agreement govern except as expressly modified below.

The particular Swap Transaction to which this Confirmation relates is an Option, the terms of which are as follows:

TYPE OF TRANSACTION:                                        PUT-Buyer has the right to pay fixed rate
                                                            and receive floating rate, as referred to
                                                            in the contingent swap section

TRADE DATE:                                                 November 1, 1993

OPTION START DATE:                                          November 3, 1993

OPTION MATURITY DATE:                                       December 31, 1993

BUYER:                                                      MGT

SELLER:                                                     Service Corporation International

PREMIUM:                                                    A Premium of 77.3 bps or US
                                                            $1,160,000 will be paid by MGT if,
                                                            and only if, the Swap is not
                                                            exercised.

PREMIUM PAYMENT DATE:                                       December 31, 1993

PHYSICAL SETTLEMENT:                                        Applicable

PROCEDURES FOR EXERCISE:

EXERCISE TERMS:                                             MGT has the right to exercise this
                                                            option by notifying Service Corporation
                                                            International by phone (followed by fax
                                                            notification-see attached appendix I) on
                                                            the date and during the time of day specified
                                                            below.


OPTION STYLE:                                               European

EXERCISE PERIOD:                                            Notice of exercise must be given between the
                                                            hours of 9:00 am and 3:00 pm New York time on
                                                            December 31, 1993.

The particular terms of the Underlying Swap Transaction to which the Option relates are as follows:

NOTIONAL AMOUNT:                                            US $150,000,000.00

EFFECTIVE DATE:                                             February 1, 1994

TERMINATION DATE:                                           February 1, 1999

FIXED AMOUNTS:

FIXED RATE PAYER:                                           MGT

FIXED RATE:                                                 5.360%

FIXED RATE
PAYER PAYMENT DATES:                                        Each February 1, and August 1, from August 1, 1994
                                                            to and including the Termination Date, subject to
                                                            adjustment in accordance with the Modified Following
                                                            Business Day Convention.

FIXED RATE DAY
COUNT FRACTION:                                             30/360

FLOATING AMOUNTS:

FLOATING RATE PAYER:                                        Service Corporation International

FLOATING RATE
PAYMENT DATES:                             Each February 1, and August 1, 1994
                                           to the Termination Date, subject to
                                           adjustment in accordance with the
                                           Modified Following Business Day
                                           Convention.

FLOATING RATE OPTION:                      USD-LIBOR/BBA
                                           Telerate pg. 3750

DESIGNATED MATURITY:                       6 Months

SPREAD:                                    None

FLOATING RATE
DAY COUNT FRACTION:                        Actual/360

RESET DATES:                               Two London business days prior to
                                           the commencement of each period. The
                                           first repricing shall take place on
                                           2 London business days prior to
                                           February 1, 1994. The final
                                           repricing shall take place on 2
                                           London business days prior to August
                                           1, 1998.

COMPOUNDING:                               Inapplicable

COMPOUNDING DATES:                         Inapplicable

BUSINESS DAY CONVENTION:                   Modified Following

CALCULATION AGENT:                         MGT

MORGAN PAYMENT INSTRUCTIONS:               MGT, NY
                                           A/C Treasury Operations
                                           A/C #999-97-979
                                           Attn: Sandra Petri

SERVICE CORPORATION INTERNATIONAL
PAYMENT INSTRUCTIONS:

                                           PLEASE ADVISE

Please confirm that the foregoing correctly sets forth the terms of our agreement by executing the copy of this Confirmation enclosed for that purpose and returning it to the attention of Mr. Bob Dillon, Facsimile #212-648-5106 (Phone # 212-648-4148), or by sending to us a letter or telex substantially similar to this letter, which letter or telex sets forth the material terms of the Swap Transaction to which this Confirmation relates and indicates agreement to those terms. When referencing this Confirmation, please indicate: MGT Reference #480.

We are very pleased to have executed this transaction with Service Corporation International.


Regards,

JP Morgan Securities as an Agent for
Morgan Guaranty Trust Company of New York


/s/  RAJARAN SEKARAN
Name:   Rajaran Sekaran
Title:  Vice President

Morgan Guaranty Trust Company of New York


/s/ JEFF KLEALMAN
Name:   Jeff Klealman
Title:  Vice President



                                             Confirmed and agreed upon
                                             this the 18th day of Nov., 1993

                                             Service Corporation International



                                             /s/ SAMUEL W. RIZZO
                                             Name:   Samuel W. Rizzo
                                             Title:  Executive Vice President
                                                     Chief Financial
                                                     Officer/Treasurer

                                  APPENDIX I

                              NOTICE OF EXERCISE



Service Corporation International
Houston, Texas
Attn:

     The undersigned, the holder of the option granted in the confirmation dated November 1, 1993 (MGT Reference #480) a copy of which is enclosed herewith hereby elects to exercise its option on the swap transaction described in the confirmation.



                                              Very truly yours,


                                              ----------------------------
                                              Name:
                                              Title:

                              NOTICE OF EXERCISE


Service Corporation International
Houston, Texas
Attn:  Samuel W. Rizzo -- Chief Financial Officer

     The undersigned, the holder of the option granted in the Confirmation dated November 1, 1993 (MGT Reference #480, hereinafter the "Confirmation") hereby elects to exercise its option on the swap transaction described in the Confirmation, subject to the modifications described in the following three sentences which are hereby incorporated into the Confirmation. In exchange for US$714,000.00 to be paid by MGT to Service Corporation International ("SCI") for value January 5, 1994, SCI hereby sells to MGT and MGT hereby purchases from SCI the option to cancel the swap described in the Original Confirmation as of either February 1, 1994, or August 1, 1994 (each a "Cancellation Date"). MGT can only exercise its option by notifying SCI by phone (followed by facsimile notification) between the hours of 9:00 AM and 3:00 PM, EST, on the day that is 2 New York Business Days prior to a Cancellation Date.

     If MGT exercised the option on either Cancellation Date, the swap will be terminated as of that Cancellation Date and, other than payment of accrued amounts, neither party will have any further obligation pursuant to the swap.



                               Very truly yours,

                               Morgan Guaranty Trust Company of New York


                               /s/ RAJARAN SEKARAN
                               Name:   Rajaran Sekaran
                               Title:  V.P.


Agreed by,

Service Corporation International


/s/ SAMUEL W. RIZZO
Name:   Samuel W. Rizzo
Title:  Chief Financial Officer


                                                                     Page 5 of 5